SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549





                                FORM 8-K


                             CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported) December 29, 1997




                            TECHDYNE, INC.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)




         Florida                      0-14659                59-1709103
----------------------------        -----------          -------------------
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)         Identification No.)




     2230 West 77th Street, Hialeah, Florida                   33016
     ---------------------------------------                 ----------
     (Address of principal executive offices)                (Zip Code)





     Registrant's telephone number, including area code (305) 556-9210

Item 5.  Other Events

     Effective December 29, 1997, the Company refinanced its revolving line of credit with Barnett Bank, N.A. (the "Bank"). The original revolving line of credit was obtained in February, 1996 for $2,000,000 and extended to $2,500,000 in July, 1997 by a First Amendment to Loan and Security Agree-ment, Loan Agreement, and Security Agreement. The refinanced revolving loan agreement has a maturity date of May 1, 2000, as opposed to the prior lines which were on demand, and is for an amount of up to $1,600,000 and bears interest at the Bank's prime rate.

     The Company also obtained a five year term loan of $1,500,000 due December 29, 2002 at an annual interest rate of 8.60%. The interest was fixed based upon a variable rate note (LIBOR plus 2.25% floating rate) and an interest rate swap agreement entered into with the Bank. The swap agreement in effect reduces the interest rate risk by allowing the Company to lock-in a fixed rate by converting the foregoing variable rate obliga-tion. The term loan is payable in equal principal payments of $25,000 plus interest. Early termination of the swap agreement, either through prepayment or default on the term loan, may result in a cost or a benefit to the Company. The market risk from such early termination that arises from the movement in interest rates may cause a liability to the Company if interest rates are down, and a benefit to the Company if interest rates are up, with the Company recognizing a loss or gain resulting from the difference between its fixed interest rate and the market value of interest rates at the time of early termination. Under the term loan, the Company is obligated to adhere to a variety of affirmative and negative covenants, including but not limited to a debt service ratio of 1:25 to 1:00, a current ratio of 1:5 to 1:00, a capital funds ratio of total debt to capital funds of no more than 1:7 to 1:00, maintenance of capital funds equal to or in excess of $3,500,000, and the Company may not sell any of its assets or properties, except inventory in the ordinary course of business, within any calendar year for which the aggregate book value exceeds $500,000. The term loan also provides for restrictions on transactions with related persons, precludes changes in ownership in the Company which would reduce the ownership by its parent, Medicore, Inc. (the "Parent") to less than 51%, and restricts the Company from engaging in any new unrelated business which might adversely affect the repayment of the term loan.

     Both the revolving and term financing facilities are secured by a first security interest on corporate assets, have cross-default provisions and are unconditionally guaranteed by the Parent. The Parent has also subordin-ated $2,291,665 in principal indebtedness due to it from the Company to these financing facilities, provided the Company may make payments to its Parent on the subordinated debt from additional equity that is injected into the Company or from the use, on a quarterly basis, of retained earnings arising subsequent to March 31, 1995, so long as the Company is otherwise in full compliance with all financial covenants of the loan agreements.

     The Company also has two other commercial term loans from the Bank obtained in February, 1996. One is a five-year term loan of $712,500 expiring February 7, 2001 at an annual rate of interest of 8.28% with monthly payments of principal and interest of $6,925 based on a 15-year amortization schedule with the unpaid principal and accrued interest due on the expiration date. This loan is secured by a mortgage on properties in Hialeah, Florida owned by the Parent, two of which are leased to the Company and one parcel being vacant land used as a parking lot. The Parent has assigned the leases and rents to the Bank as further security for that term loan, provided the Parent may continue to collect the rents until an event of default, if any. The Parent has also subordinated its interests in the leases to the mortgage held by the Bank.

     The second commercial term loan obtained from the Bank in February, 1996 was for the principal amount of $200,000 for a period of five years bearing interest at a per annum rate of 1.25% over the Bank's prime rate and requiring monthly principal payments of $3,333 plus accrued interest through expiration on February 7, 2001. This $200,000 term loan carries no prepayment penalty and is secured by all of the Company's tangible per-sonal property, goods and equipment, and all cash or non-cash proceeds of such collateral. The Parent has also unconditionally guaranteed the payment and performance by the Company of these two term loans.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial statements of businesses acquired

          Not Applicable

     (b)  Pro forma financial information

          Not Applicable

     (c)  Exhibits

          (99) Additional Exhibits

               (i) Second Amendment to Loan and Security Agreement between the Company and Barnett Bank, N.A. dated as of December 29, 1997;

               (ii) Revolving Promissory Note from the Company to Barnett Bank, N.A. for $1,600,000 dated as of December 29, 1997;

               (iii) Unconditional and Continuing Guaranty of Payment and Performance(1) by Medicore, Inc.(2) in favor of Barnett Bank, N.A. dated as of December 29, 1997;

               (iv) Subordination Agreements(3) among the Company, Barnett Bank, N.A. and Medicore, Inc.(2);

               (v) Loan Agreement for $1,500,000 between the Company and Barnett Bank, N.A. dated as of December 29, 1997;

               (vi) Promissory Note from the Company to Barnett Bank, N.A. for $1,500,000 dated as of December 29, 1997;

               (vii) Commercial Security Agreement between the Company and Barnett Bank, N.A. dated as of December 29, 1997;

               (viii) International Swap Dealers Association, Inc. Master
                      Agreement between the Company and Barnett Bank, N.A. dated as of December 22, 1997.


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(1) Each of the $1,600,000 Revolving Loan and the $1,500,000 Term Loan has
    been unconditionally guaranteed by Medicore, Inc.(2), and each such unconditional guaranty agreement is substantially similar to the exhibit filed for the Revolving Loan.

(2) The Parent of the Company owning 63% of the Company's equity.

(3) The Parent has subordinated indebtedness due to it from the Company to the Revolving and Term Loans, each such Subordination Agreement is substantially similar to the exhibit filed for the Revolving Loan.



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TECHDYNE, INC.

                                   /s/ Thomas K. Langbein
                                 By-------------------------------
                                   THOMAS K. LANGBEIN, Chairman
                                   of the Board and Chief Executive
                                   Officer

Dated:  January 20, 1998